Exhibit 8.1

Organizational Structure—NTT’s Consolidated Subsidiaries as of March 31, 2016

Name	Country of Incorporation	Equity Held by NTT, Directly or Indirectly*1
Regional Communications Business
NIPPON TELEGRAPH AND TELEPHONE EAST CORPORATION	Japan	100.0%
NIPPON TELEGRAPH AND TELEPHONE WEST CORPORATION	Japan	100.0%
NTT EAST-MINAMIKANTO CORPORATION	Japan	100.0%
NTT-ME CORPORATION	Japan	100.0%
NTT INFRASTRUCTURE NETWORK CORPORATION	Japan	100.0%
NTT EAST SERVICE CORPORATION	Japan	100.0%
NTT BUSINESS SOLUTIONS CORPORATION	Japan	100.0%
NTT NEOMEIT CORPORATION	Japan	100.0%
NTT MARKETING ACT CORPORATION	Japan	100.0%
NTT FIELDTECHNO CORPORATION	Japan	100.0%
NTT DIRECTORY SERVICES Co.	Japan	100.0%
NTT Printing Corporation	Japan	100.0%
TelWel East Japan Corporation	Japan	98.1%
NTT Solco Corporation	Japan	96.2%
NTT CARD SOLUTION CORP.	Japan	79.5%
NTT EAST PROPERTIES, INC.	Japan	100.0%
NTT SOLMARE CORPORATION	Japan	100.0%
NTT WEST ASSET PLANNING CORPORATION	Japan	100.0%
TelWel West Nippon Corporation	Japan	98.1%

Long Distance and International Communications Business
NTT COMMUNICATIONS CORPORATION	Japan	100.0%
Dimension Data Holdings plc	UK	100.0%
NTT PC Communications Incorporated	Japan	100.0%
NTT Plala Inc.	Japan	95.4%
NTT Resonant Inc.	Japan	88.6%
NTT America, Inc.	USA	100.0%
NTT EUROPE LTD.	UK	100.0%
NTT AUSTRALIA PTY. LTD.	Australia	100.0%
NTT Communications Deutschland AG*[2]	Germany	100.0%
NTT Com Security AG*[2]	Germany	94.7%
Virtela Technology Services Incorporated	USA	100.0%
RagingWire Data Centers, Inc.	USA	80.1%
RW Holdco Inc.	USA	80.1%
RW Midco Inc.	USA	80.1%
Arkadin International SAS	France	92.7%
GYRON INTERNET LIMITED	UK	100.0%
NETMAGIC SOLUTIONS PRIVATE LIMITED	India	81.6%
NETMAGIC IT SERVICES PRIVATE LIMITED	India	81.6%
Lux e-shelter 1 S.a.r.l.	Luxembourg	86.7%
Lux e-shelter 3 S.a.r.l.	Luxembourg	86.7%
e-shelter Services Holding GmbH	Germany	86.7%
e-shelter Properties Holding S.a.r.l.	Luxembourg	86.7%
Spectrum Holdings Inc.	British Virgin Islands	100.0%
Dimension Data Commerce Centre Limited	Isle of Man	100.0%

Name	Country of Incorporation	Equity Held by NTT, Directly or Indirectly*1
Dimension Data (U.S.) II, Inc.	USA	100.0%
Dimension Data (U.S.) Inc.	USA	100.0%
Dimension Data North America, Inc.	USA	100.0%
Dimension Data International Limited	Republic of Malta	100.0%
Dimension Data Holdings Nederland B.V.	Netherlands	100.0%
Dimension Data Australia Pty Limited	Australia	100.0%
Dimension Data Cloud Solutions Australia Pty Ltd	Australia	100.0%
Solutionary, Inc.	USA	100.0%
NTT Innovation Institute, Inc.	USA	100.0%

Mobile Communications Business
NTT DOCOMO, INC.	Japan	65.7%
DOCOMO CS, Inc.	Japan	65.7%
DOCOMO Support, Inc.	Japan	65.7%
DOCOMO Systems, Inc.	Japan	65.7%
DOCOMO Technology, Inc.	Japan	65.7%
DOCOMO Guam Holdings, Inc.	Guam	65.7%
DOCOMO PACIFIC, INC.*[3]	Guam	65.7%
DOCOMO PACIFIC(SAIPAN), INC.	Northern Mariana Islands	65.7%
D2C Inc.	Japan	36.5%
mmbi, Inc.*[4]	Japan	65.7%
OAK LAWN MARKETING, INC.	Japan	33.5%
Tower Records Japan Inc.	Japan	33.0%
NTT DOCOMO Ventures, Inc.	Japan	65.7%
ABC Cooking Studio Co., Ltd.	Japan	33.5%
DOCOMO ANIME STORE, INC.	Japan	39.4%
docomo Healthcare, Inc.	Japan	43.3%
DOCOMO Digital GmbH*[5]	Germany	65.7%
Buongiorno S.p.A.	Italy	65.7%
net mobile AG	Germany	62.9%
DOCOMO Innovations, Inc.*[6]	USA	65.7%
DCM Reinsurance Company, Inc.	USA	65.7%

Data Communications Business
NTT DATA CORPORATION	Japan	54.2%
NTT DATA i CORPORATION	Japan	54.2%
NTT DATA KANSAI CORPORATION	Japan	54.2%
XNET Corporation	Japan	27.7%
Japan Information Processing Service Co., Ltd.	Japan	43.4%
NTT DATA INTRAMART CORPORATION	Japan	32.0%
JSOL CORPORATION	Japan	27.1%
NJK Corporation	Japan	27.8%
NTT DATA CUSTOMER SERVICE CORPORATION	Japan	54.2%
NTT Data International L.L.C.	USA	54.2%
NTT DATA EUROPE GmbH & CO. KG	Germany	54.2%
itelligence AG	Germany	54.2%
NTT DATA Deutschland GmbH	Germany	54.2%
NTT DATA, Inc.	USA	54.2%
NTT DATA EMEA LTD.	UK	54.2%
NTT DATA Enterprise Services Holding, Inc.	USA	54.2%

Name	Country of Incorporation	Equity Held by NTT, Directly or Indirectly*1
NTT DATA ASIA PACIFIC PTE. LTD.	Singapore	54.2%
EVERIS PARTICIPACIONES, S.L.U.	Spain	54.2%
NTT DATA (CHINA) INVESTMENT Co., LTD.	China	54.2%
Carlisle & Gallagher Consulting Group, Inc.*[7]	USA	54.2%

Other Business
NTT URBAN DEVELOPMENT CORPORATION	Japan	67.3%
UD EUROPE LIMITED	UK	67.3%
Downtown Properties Owner, LLC	USA	67.3%
NTT FINANCE CORPORATION	Japan	97.3%
NTT FACILITIES, INC.	Japan	100.0%
NTT COMWARE CORPORATION	Japan	100.0%
NTT ADVANCED TECHNOLOGY CORPORATION	Japan	100.0%
NTT Electronics Corporation	Japan	95.8%
NTT Software Corporation	Japan	100.0%
NTT ADVERTISING, INC.	Japan	100.0%
InfoCom Research, Inc.	Japan	96.9%
NTT LEARNING SYSTEMS CORPORATION	Japan	98.8%
NTT BUSINESS ASSOCIE Corporation	Japan	100.0%
NTT LOGISCO Inc.	Japan	100.0%
NTT Broadband Platform, Inc.	Japan	92.5%
799 Others	Various	Various

*1	Percentage of equity held shown represents the equity held by NTT, directly or indirectly, in relation to each of the companies’ outstanding shares (excluding treasury stock). Percentages are rounded to the nearest tenth.
*2	NTT Com Security AG merged into NTT Communications Deutschland AG and changed its name to NTT Security AG on June 2, 2016.
*3	MCV Guam Holding Corp. merged into DOCOMO PACIFIC, INC. on January 1, 2016.
*4	mmbi, Inc. will merge into NTT DOCOMO on July 1, 2016.
*5	DOCOMO Deutschland GmbH changed its name to DOCOMO Digital GmbH on October 15, 2015.
*6	DOCOMO Capital, Inc. merged with DOCOMO Innovations, Inc. and changed its name to DOCOMO Innovations, Inc. on October 1, 2015.
*7	Carlisle & Gallagher Consulting Group, Inc. changed its name to NTT DATA Consulting, Inc. on April 14, 2016.